SLM Student Loan Trust 1999-1
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/01/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$271,078,054.09	($21,908,801.80)	$249,169,252.29
	ii	Interest to be Capitalized	2,170,707.59		1,720,343.18

	iii	Total Pool	$273,248,761.68		$250,889,595.47

	iv	Specified Reserve Account Balance	0.00		0.00

	v	Total Adjusted Pool	$273,248,761.68		$250,889,595.47

B	i	Weighted Average Coupon (WAC)	3.951%		3.959%
	ii	Weighted Average Remaining Term	92.63		91.13
	iii	Number of Loans	94,920		89,443
	iv	Number of Borrowers	45,598		42,938

						% of		% of
	Notes and Certificates			Spread	Balance 10/25/04	O/S Securities	Balance 01/25/05	O/S Securities
C	i	A-1T Notes	78442GBD7	0.87%	$0.00	0.000%	$0.00	0.000%
	ii	A-1L Notes	78442GBE5	0.08%	0.00	0.000%	0.00	0.000%
	iii	A-2L Notes	78442GBG0	0.18%	237,188,761.68	86.803%	214,829,595.47	85.627%
	iv	Certificates	78442GBH8	0.45%	36,060,000.00	13.197%	36,060,000.00	14.373%

	v	Total Notes and Certificates			$273,248,761.68	100.000%	$250,889,595.47	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$683,121.90	$627,223.99
	iv	Reserve Account Floor Balance ($)	$1,002,076.00	$1,002,076.00
	v	Current Reserve Acct Balance ($)	$1,002,076.00	$1,002,076.00

II. 1999-1 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$20,567,155.91
	ii	Principal Collections from Guarantor	2,552,614.10
	iii	Principal Reimbursements	9,109.87
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$23,128,879.88

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$28,456.91
	ii	Capitalized Interest	(1,248,534.99)

	iii	Total Non-Cash Principal Activity	$(1,220,078.08)

C	Total Student Loan Principal Activity		$21,908,801.80

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,307,418.97
	ii	Interest Claims Received from Guarantors	113,222.81
	iii	Collection Fees/Return Items	20,703.45
	iv	Late Fee Reimbursements	99,916.56
	v	Interest Reimbursements	8,448.36
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	383,857.29
	viii	Subsidy Payments	293,128.82

	ix	Total Interest Collections	$2,226,696.26

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,181.06)
	ii	Capitalized Interest	1,248,534.99

	iii	Total Non-Cash Interest Adjustments	$1,246,353.93

F	Total Student Loan Interest Activity		$3,473,050.19

G	Non-Reimbursable Losses During Collection Period		$27,444.65

H	Cumulative Non-Reimbursable Losses to Date		$1,107,675.35

III. 1999-1 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$10,207,353.85
	ii	Consolidation Principal Payments	12,912,416.16
	iii	Reimbursements by Seller	19.59
	iv	Borrower Benefits Reimbursements	6,341.4
	v	Reimbursements by Servicer	1,874.55
	vi	Re-purchased Principal	874.29

	vii	Total Principal Collections	$23,128,879.88

B	Interest Collections
	i	Interest Payments Received	$1,921,136.10
	ii	Consolidation Interest Payments	176,491.79
	iii	Reimbursements by Seller	309.40
	iv	Borrower Benefits Reimbursements	607.48
	v	Reimbursements by Servicer	7,444.92
	vi	Re-purchased Interest	86.56
	vii	Collection Fees/Return Items	20,703.45
	viii	Late Fees	99,916.56

	ix	Total Interest Collections	$2,226,696.26

C	Other Reimbursements		$135,338.00

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$25,490,914.14

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(401,340.71)
		Consolidation Loan Rebate Fees	$(141.27)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$25,089,432.16

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee - Non-Consolidation Loans	$192,375.72
	ii	Primary Servicing Fee - Consolidation Loans	$22.33

H	Servicing Fees Due for Current Period		$192,398.05

I	Carryover Servicing Fees Due		$0.00

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$212,398.05

IV. 1999-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	3.250%	3.300%	1,780	1,544	1.875%	1.726%	$6,801,680.34	$6,041,469.75	2.509%	2.425%

Grace
Current	3.334%	3.323%	889	324	0.937%	0.362%	3,528,806.52	1,192,304.88	1.302%	0.479%

TOTAL INTERIM	3.279%	3.304%	2,669	1,868	2.812%	2.088%	$10,330,486.86	$7,233,774.63	3.811%	2.903%
REPAYMENT
Active
Current	4.107%	4.091%	57,458	54,368	60.533%	60.785%	$137,831,168.57	$127,080,722.98	50.846%	51.002%
31-60 Days Delinquent	4.115%	4.101%	3,313	3,511	3.490%	3.925%	10,167,296.64	11,334,139.95	3.751%	4.549%
61-90 Days Delinquent	4.042%	4.084%	2,004	2,196	2.111%	2.455%	6,755,482.88	7,050,252.77	2.492%	2.830%
91-120 Days Delinquent	4.079%	4.140%	1,530	1,486	1.612%	1.661%	5,042,916.22	4,705,672.84	1.860%	1.889%
> 120 Days Delinquent	4.068%	4.066%	4,345	4,189	4.578%	4.683%	14,642,669.71	14,023,549.16	5.402%	5.628%

Deferment
Current	3.442%	3.455%	13,246	12,071	13.955%	13.496%	43,830,525.65	39,496,732.49	16.169%	15.851%

Forbearance
Current	4.017%	4.032%	9,969	9,161	10.503%	10.242%	41,115,120.79	36,191,435.63	15.167%	14.525%

TOTAL REPAYMENT	3.976%	3.977%	91,865	86,982	96.782%	97.249%	$259,385,180.46	$239,882,505.82	95.687%	96.273%
Claims in Process (1)	4.291%	4.125%	385	586	0.406%	0.655%	$1,361,512.48	$2,030,984.26	0.502%	0.815%
Aged Claims Rejected (2)	4.170%	3.765%	1	7	0.001%	0.008%	$874.29	$21,987.58	0.000%	0.009%
GRAND TOTAL	3.951%	3.959%	94,920	89,443	100.000%	100.000%	$271,078,054.09	$249,169,252.29	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1999-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.915%	56,281	$139,045,768.22	55.804%
- GSL - Unsubsidized	3.801%	26,614	$88,191,104.07	35.394%
- PLUS Loans	4.696%	5,061	$17,812,335.60	7.149%
- SLS Loans	5.449%	1,485	$4,066,539.76	1.632%
- Consolidation Loans:	7.000%	2	$53,504.64	0.021%

- Total	3.959%	89,443	$249,169,252.29	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.953%	73,163	$217,034,284.96	87.103%
-Two Year	3.979%	11,553	$22,826,248.80	9.161%
-Technical	4.035%	4,725	$9,255,213.89	3.714%
-Other	7.000%	2	$53,504.64	0.021%

- Total	3.959%	89,443	$249,169,252.29	100.000%

*Percentages may not total 100% due to rounding.

VI. 1999-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,192,748.50
B	Interest Subsidy Payments Accrued During Collection Period		259,727.58
C	SAP Payments Accrued During Collection Period		657,258.00
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCOUNTS)		114,076.29
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$3,223,810.37

G	Student Loan Rates
	i	Days in Calculation Period	92
	ii	Days in Year	365 and 360
	iii	Net Expected Interest Collections	$3,223,810.37
	iv	Primary Servicing Fee	$593,738.76
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$273,248,761.68
	vii	Student Loan Rate (A-1T)	3.78965%
	viii	Student Loan Rate (A-1L, A-2L & Cert)	3.73774%

		Accrued
		Int Factor	Accrual Period	Rate
H	Class A-1T T-Bill Based Interest Rate			0.00000%
I	Class A-1T Interest Rate	0.000000000	(10/25/04 - 01/25/05)	0.00000%
J	Class A-1L Libor Based Interest Rate			0.00000%
K	Class A-1L Interest Rate	0.000000000	(10/25/04 - 01/25/05)	0.00000%
L	Class A-2L Libor Based Interest Rate			2.28000%
M	Class A-2L Interest Rate	0.005826667	(10/25/04 - 01/25/05)	2.28000%
N	Certificate Libor Based Rate of Return			2.55000%
O	Certificate Rate of Return	0.006516667	(10/25/04 - 01/25/05)	2.55000%

VII. 1999-1 Inputs From Previous Quarterly Servicing Reports 9/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$271,078,054.09
	ii	Interest To Be Capitalized	2,170,707.59

	iii	Total Pool	$273,248,761.68
	iv	Specified Reserve Account Balance	0.00

	v	Total Adjusted Pool	$273,248,761.68

B	Total Note and Certificate Factor		0.2652617
C	Total Note and Certificate Balance		$273,248,761.68

D	Note Balance 10/25/2004		Class A-1T	Class A-1L	Class A-2L	Certificates

	i	Current Factor	0.0000000	0.0000000	0.5496461	1.0000000
	ii	Expected Note Balance	$0.00	$0.00	$237,188,761.68	$36,060,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,002,076.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 1999-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$25,203,508.45	$25,203,508.45

B	Primary Servicing Fees-Current Month		$192,398.05	$25,011,110.40

C	Administration Fee		$20,000.00	$24,991,110.40

D	Noteholder’s Interest Distribution Amount

	i	Class A-1T	$0.00	$24,991,110.40
	ii	Class A-1L	$0.00	$24,991,110.40
	iii	Class A-2L	$1,382,019.85	$23,609,090.55

	iv	Total Noteholder’s Interest Distribution	$1,382,019.85

E	Certificateholder’s Return Distribution Amount		$234,991.00	$23,374,099.55

F	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1T	$0.00	$23,374,099.55
	ii	Class A-1L	$0.00	$23,374,099.55
	iii	Class A-2L	$22,359,166.21	$1,014,933.34

	iv	Total Noteholder’s Principal Distribution	$22,359,166.21

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,014,933.34

H	Increase to the Specified Reserve Account Balance		$0.00	$1,014,933.34

I	Carryover Servicing Fees		$0.00	$1,014,933.34

J	Noteholder’s Interest Carryover

	i	Class A-1T	$0.00	$1,014,933.34
	ii	Class A-1L	$0.00	$1,014,933.34
	iii	Class A-2L	$0.00	$1,014,933.34

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,014,933.34

L	Excess to Reserve Account		$1,014,933.34	$0.00

IX. 1999-1 Distributions

A	Distribution Amounts				Class A-1T	Class A-1L	Class A-2L	Certificates
	i	Quarterly Interest Due			$0.00	$0.00	$1,382,019.85	$234,991.00
	ii	Quarterly Interest Paid			0.00	0.00	1,382,019.85	234,991.00

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$0.00	$22,359,166.21	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	22,359,166.21	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$0.00	$23,741,186.06	$234,991.00

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 12/31/04			$273,248,761.68
	ii	Adjusted Pool Balance 12/31/04			250,889,595.47

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)			$22,359,166.21

	iv	Adjusted Pool Balance 9/30/04			$273,248,761.68
	v	Adjusted Pool Balance 12/31/04			250,889,595.47

	vi	Current Principal Due (iv-v)			$22,359,166.21
	vii	Principal Shortfall from Previous Collection Period			0.00

	viii	Principal Distribution Amount (vi + vii)			$22,359,166.21

	ix	Principal Distribution Amount Paid			$22,359,166.21

	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$22,359,166.21
D		Total Interest Distribution			1,617,010.85

E		Total Cash Distributions-Note and Certificates			$23,976,177.06

F	Note & Certificate Balances			10/25/2004	1/25/2005
	i	A-1T Note Balance	(78442GBD7)	$0.00	$0.00
		A-1T Note Pool Factor		0.0000000	0.0000000

	ii	A-1L Note Balance	(78442GBE5)	$0.00	$0.00
		A-1L Note Pool Factor		$0.00	0.0000000

	iii	A-2L Note Balance	(78442GBG0)	$237,188,761.68	$214,829,595.47
		A-2L Note Pool Factor		0.5496461	0.4978324

	iv	Certificate Balance	(78442GBH8)	$36,060,000.00	$36,060,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,002,076.00
	ii	Deposits to correct Shortfall			$0.00
	iii	Deposits from Excess Servicing			$1,014,933.34

	iv	Total Reserve Account Balance Available			$2,017,009.34
	v	Required Reserve Account Balance			$1,002,076.00

	vi	Shortfall Carried to Next Period			$0.00
	vii	Excess Reserve - Release to SLM Investment Corp			$1,014,933.34
	viii	Ending Reserve Account Balance			$1,002,076.00

X. 1999-1 Historical Pool Information

							2003
			10/01/04-12/31/04	7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03
Beginning Student Loan Portfolio Balance			$271,078,054.09	$315,895,115.82	$331,034,196.44	$360,899,321.32	$525,735,331.62

	Student Loan Principal Activity
	i	Regular Principal Collections	$20,567,155.91	$43,260,558.75	$14,117,202.14	$28,275,523.37	$129,393,511.82
	ii	Principal Collections from Guarantor	2,552,614.10	2,611,205.59	2,342,282.76	2,912,379.36	12,556,498.97
	iii	Principal Reimbursements	9,109.87	33,869.32	13,500.29	64,474.02	31,153,338.20
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$23,128,879.88	$45,905,633.66	$16,472,985.19	$31,252,376.75	$173,103,348.99
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$28,456.91	$43,973.98	$37,733.30	$53,682.30	$875,355.61
	ii	Capitalized Interest	(1,248,534.99)	(1,132,545.91)	(1,371,637.87)	(1,440,934.17)	(9,142,694.30)

	iii	Total Non-Cash Principal Activity	$(1,220,078.08)	$(1,088,571.93)	$(1,333,904.57)	$(1,387,251.87)	$(8,267,338.69)

(-)	Total Student Loan Principal Activity		$21,908,801.80	$44,817,061.73	$15,139,080.62	$29,865,124.88	$164,836,010.30

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,307,418.97	$1,557,465.75	$1,463,055.23	$1,746,049.78	$9,891,114.56
	ii	Interest Claims Received from Guarantors	113,222.81	109,012.62	105,045.64	138,825.12	705,663.90
	iii	Collection Fees/Return Items	20,703.45	23,573.86	15,801.97	22,928.08	55,620.74
	iv	Late Fee Reimbursements	99,916.56	142,233.74	93,777.59	123,344.61	450,244.21
	v	Interest Reimbursements	8,448.36	14,357.51	12,166.12	7,683.20	238,172.30
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	383,857.29	105,664.31	67,127.30	74,037.10	122,401.31
	viii	Subsidy Payments	293,128.82	332,358.35	362,928.54	392,048.69	2,357,888.50

	ix	Total Interest Collections	$2,226,696.26	$2,284,666.14	$2,119,902.39	$2,504,916.58	$13,821,105.52
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,181.06)	$656.26	$2,029.87	$1,379.44	$(646,597.38)
	ii	Capitalized Interest	1,248,534.99	1,132,545.91	1,371,637.87	1,440,934.17	9,142,694.30

	iii	Total Non-Cash Interest Adjustments	$1,246,353.93	$1,133,202.17	$1,373,667.74	$1,442,313.61	$8,496,096.92

	Total Student Loan Interest Activity		$3,473,050.19	$3,417,868.31	$3,493,570.13	$3,947,230.19	$22,317,202.44
(=)	Ending Student Loan Portfolio Balance		$249,169,252.29	$271,078,054.09	$315,895,115.82	$331,034,196.44	$360,899,321.32
(+)	Interest to be Capitalized		$1,720,343.18	$2,170,707.59	$2,477,903.08	$2,762,011.52	$3,059,919.57

(=)	TOTAL POOL		$250,889,595.47	$273,248,761.68	$318,373,018.90	$333,796,207.96	$363,959,240.89

(+)	Reserve Account Balance		$0.00	$0.00	$0.00	$0.00	$0.00

(=)	Total Adjusted Pool		$250,889,595.47	$273,248,761.68	$318,373,018.90	$333,796,207.96	$363,959,240.89

XI. 1999-1 Historical Pool Information (continued)

			2002	2001	2000	1999
			1/1/02-12/31/02	1/1/01-12/31/01	1/1/00-12/31/00	5/10/99-12/31/99
Beginning Student Loan Portfolio Balance			$722,269,357.91	$849,786,734.06	$937,482,162.56	$978,982,721.13

	Student Loan Principal Activity
	i	Regular Principal Collections	$84,978,020.43	$98,114,223.44	$74,687,605.98	$42,967,135.76
	ii	Principal Collections from Guarantor	13,921,150.62	16,773,087.47	12,378,195.65	2,003,309.64
	iii	Principal Reimbursements	113,140,799.86	35,012,297.97	26,024,938.45	16,645,104.96
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$212,039,970.91	$149,899,608.88	$113,090,740.08	$61,615,550.36
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,692,963.49	$936,155.74	$1,595,693.27	$865,735.83
	ii	Capitalized Interest	(17,198,908.11)	(23,318,388.47)	(26,991,004.85)	(20,980,727.62)

	iii	Total Non-Cash Principal Activity	$(15,505,944.62)	$(22,382,232.73)	$(25,395,311.58)	$(20,114,991.79)

(-)	Total Student Loan Principal Activity		$196,534,026.29	$127,517,376.15	$87,695,428.50	$41,500,558.57

	Student Loan Interest Activity
	i	Regular Interest Collections	$18,527,636.20	$29,740,727.62	$31,343,981.59	$17,337,466.68
	ii	Interest Claims Received from Guarantors	953,253.54	1,309,199.47	833,566.16	85,131.35
	iii	Collection Fees/Return Items	20,454.30	0.00	0.00	0.00
	iv	Late Fee Reimbursements	471,745.82	597,640.55	561,283.14	282,095.46
	v	Interest Reimbursements	1,524,415.08	501,742.89	341,328.52	222,858.65
	vi	Other System Adjustments	0.00	0.00	(184.62)	0.00
	vii	Special Allowance Payments	164,605.62	1,803,930.03	8,832,923.76	719,512.68
	viii	Subsidy Payments	5,119,928.16	10,270,972.05	14,738,387.06	8,335,574.24

	ix	Total Interest Collections	$26,782,038.72	$44,224,212.61	$56,651,285.61	$26,982,639.06

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,371,900.57)	$(603,138.61)	$(1,359,428.66)	$(866,862.73)
	ii	Capitalized Interest	17,198,908.11	23,318,388.47	26,991,004.85	20,980,727.62

	iii	Total Non-Cash Interest Adjustments	$15,827,007.54	$22,715,249.86	$25,631,576.19	$20,113,864.89

	Total Student Loan Interest Activity		$42,609,046.26	$66,939,462.47	$82,282,861.80	$47,096,503.95
(=)	Ending Student Loan Portfolio Balance		$525,735,331.62	$722,269,357.91	$849,786,734.06	$937,482,162.56
(+)	Interest to be Capitalized		$5,210,181.24	$10,369,636.50	$13,869,276.47	$17,075,618.10

(=)	TOTAL POOL		$530,945,512.86	$732,638,994.41	$863,656,010.53	$954,557,780.66

(+)	Reserve Account Balance		$1,327,363.78	$1,831,597.49	$2,159,140.03	$2,386,394.45

(=)	Total Adjusted Pool		$532,272,876.64	$734,470,591.90	$865,815,150.56	$956,944,175.11

XII. 1999-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-99	$1,002,075,783	—

Oct-99	$972,829,991	6.74%

Jan-00	$954,557,781	5.57%

Apr-00	$932,117,075	5.10%

Jul-00	$910,928,199	5.00%

Oct-00	$886,890,588	5.10%

Jan-01	$863,656,011	5.02%

Apr-01	$841,978,917	4.78%

Jul-01	$816,965,890	4.77%

Oct-01	$782,232,011	5.26%

Jan-02	$732,638,994	6.35%

Apr-02	$687,054,354	7.13%

Jul-02	$651,959,124	7.42%

Oct-02	$590,247,302	8.90%

Jan-03	$530,945,513	10.29%

Apr-03	$482,858,674	11.13%

Jul-03	$461,639,573	10.77%

Oct-03	$396,544,697	12.56%

Jan-04	$363,959,241	12.88%

Apr-04	$333,796,208	13.13%

Jul-04	$318,373,019	12.66%

Oct-04	$273,248,762	13.89%

Jan-05	$250,889,595	13.95%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.